Exhibit 99.1

NYSE Amex: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Receives Draft EIS for Nichols Ranch ISR Uranium Project

Casper, Wyoming, December 9, 2009 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that the United States Nuclear Regulatory Commission (“NRC”) has issued a draft Environmental Impact Statement for the Company’s Nichols Ranch ISR Uranium Project in Campbell and Johnson Counties, Wyoming, U.S.A. This draft Environmental Impact Statement (“EIS”) for the Nichols Ranch ISR Project is issued as a “Supplement to the Generic Environmental Impact Statement for In-Situ Leach Uranium Milling Facilities”.

The issuance of the draft EIS represents a major milestone in the application process for a Source Material License. Obtaining the Source Material License, which allows the Company to receive, possess, use, transfer, and deliver radioactive materials, is required before an in-situ recovery (“ISR”) uranium mine can be constructed and operated.

The Preliminary Recommendation by the NRC in the draft EIS states:

“After weighing the impacts of the proposed action and comparing the alternatives, the NRC staff, in accordance with 10 CFR 51.71(f), sets forth its preliminary NEPA recommendation regarding the proposed action. The NRC staff recommends that, unless safety issues mandate otherwise, environmental impacts of the proposed action (issuing a source material license for the proposed Nichols Ranch ISR Project) are not so great as to make issuance of a source material license an unreasonable licensing action.

The NRC staff has concluded that the overall benefits of the proposed action outweigh the environmental disadvantages and costs based on consideration of the following:

Potential impacts to all environmental resource areas are to be SMALL, with the exception of:

1)	historical and archaeological resources during construction,
2)	visual and scenic resources during construction, and
3)	socioeconomic (specifically; demographics, housing and local finance) during operation,

where such impacts would be MODERATE.”

There were no findings in the draft EIS of “large” environmental impacts associated with the Nichols Ranch ISR Uranium Project.

“The issuance of this NRC document represents a significant step in the permitting process, and along with the recent issuance of the Air Quality Permit, moves the construction phase at Nichols Ranch closer to fruition. Design of the facility is approximately 90% complete and equipment orders for long lead-time items may begin as early as the first quarter of 2010,” stated George Hartman, Chief Operating Officer for Uranerz.

About Uranerz

Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving commercial ISR uranium production. The Company controls a strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Wyoming has a long and continuous commercial ISR uranium mining history dating back to 1987. Wyoming has the largest reserves, and is the largest producer of uranium, of any U.S. state.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information

For further information, please contact the Company’s Investor Relations department at 1-800-689-1659, refer to the Company’s website at www.uranerz.com , review the Company’s filings with the Securities and Exchange Commission at www.sec.gov , or visit the Company’s profile on the SEDAR website at www.sedar.com.

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to anticipated progress or outcome of the Company’s permitting applications including but not limited to its application to the NRC in respect of which the draft EIS has been issued, and statements as to anticipated plant design and construction progress. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.